EXHIBIT 10.3


                            ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT (this "Agreement"), entered into this _______ day of November, 1996, by and among FIRST CHOICE AUTO FINANCE, INC., a Florida corporation (the "Buyer"), SUNCOAST AUTO AND BROKERS, INC., a Florida corporation ("SABI"), SUNCOAST AUTO BROKERS ENTERPRISE, INC., a Florida corporation ("SABEI"), and GARY SMITH (the "Stockholder");

                              W I T N E S S E T H:

         WHEREAS, SABI and SABEI (each a "Seller" and collectively the "Sellers") are engaged, among other things, in a business consisting of a retail automobile dealership for both new and used automobiles and other consumer vehicles (collectively, the "Business"); and

         WHEREAS, the Stockholder is the record and beneficial owner of all of the issued and outstanding capital stock of each of the Sellers, and as such will derive substantial benefit from the transactions contemplated by this Agreement; and

         WHEREAS, in connection with and in furtherance of such Business, the Sellers are the owners of certain assets and properties; and

         WHEREAS, the Sellers desire to sell substantially all of their assets and properties to the Buyer, and the Buyer desires to purchase such assets and properties, and the Business as a going concern, all upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

            1. ACQUIRED ASSETS.

               1.1 SABI ASSETS. Subject to the terms and conditions of this Agreement, SABI hereby sells, transfers and delivers to the Buyer, and the Buyer hereby purchases and receives from SABI, the following assets, properties and business of SABI as same are constituted on the date hereof (the "SABI Assets"):

                  (a) All notes receivable and accounts receivable of SABI;

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                  (b) Subject to Section 3.1 below, all inventory of SABI,
consisting primarily of new and used vehicles, auto supplies and spare auto parts (collectively, the "SABI Inventory");

                  (c) All tangible fixed assets, furniture, fixtures, machinery, equipment, tools, vehicles and other fixed assets of SABI (the "SABI Fixed Assets");

                  (d) Any and all prepaid expenses of SABI (to the extent usable in the Business), and any and all security deposits relating to leases of real property or personal property being assumed by the Buyer hereunder;

                  (e) All trade names, customer lists, supplier lists, trade secrets, technical information, and other such knowledge and information constituting the "know-how" of the Seller, and the good will of SABI;

                  (f) All contract rights, commitments and claims of the Seller, including rights as lessee (including, without limitation, all rights in any security deposit thereunder) under SABI's Lease (as such term is defined in
Section 4.13 below) any equipment leases and vehicle leases, and rights under manufacturer's warranties and any licenses or license agreements relating to patents, trademarks or other intangibles;

                  (g) All software, books, records, printouts, drawings, data, files, notes, notebooks, accounts, invoices, correspondence and memoranda relating to the Assets and/or the business of SABI; and

                  (h) All other rights and assets of any kind, tangible or intangible, of SABI, whether or not reflected in SABI's financial statements or on its books and records, including but not limited to such rights (if any) as SABI may have with respect to its existing telephone numbers, fax numbers and directory listings, but expressly EXCLUDING any and all cash and/or marketable securities.

               1.2 SABEI ASSETS. Subject to the terms and conditions of this Agreement, SABEI hereby sells, transfers and delivers to the Buyer, and the Buyer hereby purchases and receives from SABEI, the following assets, properties and business of SABEI as same are constituted on the date hereof (the "SABEI Assets"):

                  (a) All notes receivable and accounts receivable of SABEI;

                  (b) Subject to Section 3.2 below, all inventory of SABEI, consisting primarily of new and used vehicles, auto supplies and spare auto parts (collectively, the "SABEI Inventory", and collectively with the SABI Inventory, the "Inventory");

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                  (c) All tangible fixed assets, furniture, fixtures, machinery, equipment, tools, vehicles and other fixed assets of SABEI (the "SABEI Fixed Assets", and collectively with the SABI Fixed Assets, the "Fixed Assets");

                  (d) Any and all prepaid expenses of SABEI (to the extent usable in the Business), and any and all security deposits relating to leases of real property or personal property being assumed by the Buyer hereunder;

                  (e) All trade names, customer lists, supplier lists, trade secrets, technical information, and other such knowledge and information constituting the "know-how" of the Seller, and the good will of SABEI;

                  (f) All contract rights, commitments and claims of the Seller, including rights as lessee (including, without limitation, all rights in any security deposit thereunder) under SABEI's Lease (as such term is defined in
Section 4.13 below) any equipment leases and vehicle leases, and rights under manufacturer's warranties and any licenses or license agreements relating to patents, trademarks or other intangibles;

                  (g) All software, books, records, printouts, drawings, data, files, notes, notebooks, accounts, invoices, correspondence and memoranda relating to the Assets and/or the business of SABEI; and

                  (h) All other rights and assets of any kind, tangible or intangible, of SABEI, whether or not reflected in SABEI's financial statements or on its books and records, including but not limited to such rights (if any) as SABEI may have with respect to its existing telephone numbers, fax numbers and directory listings, but expressly EXCLUDING any and all cash and/or marketable securities.

               1.3 THE ASSETS. The SABI Assets and the SABEI Assets are collectively referred to in this Agreement as the "Assets".

            2. ASSUMED LIABILITIES.

               2.1 ASSUMED SABI LIABILITIES. Subject to the terms and conditions of this Agreement, SABI hereby assigns to the Buyer, and the Buyer hereby assumes and agrees to pay and perform when due, all liabilities and obligations of SABI for periods from and after the date hereof under (a) SABI's Lease, (b) any outstanding leases for office equipment, and (c) any outstanding leases for emissions equipment, all of which are listed on SCHEDULE 2.1 annexed hereto (collectively, the "Assumed SABI Liabilities"). In addition, the Assumed SABI Liabilities shall include the outstanding obligations owed by SABI under any floor planning agreement relating to the SABI Inventory (subject to Section 3.1 below).

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               2.2 ASSUMED SABEI LIABILITIES. Subject to the terms and
conditions of this Agreement, SABEI hereby assigns to the Buyer, and the Buyer hereby assumes and agrees to pay and perform when due, all liabilities and obligations of SABEI for periods from and after the date hereof under (a) SABEI's Lease, (b) any outstanding leases for office equipment, and (c) any outstanding leases for emissions equipment, all of which are listed on SCHEDULE
2.2 annexed hereto (collectively, the "Assumed SABEI Liabilities"). In addition, the Assumed SABEI Liabilities shall include the outstanding obligations owed by SABEI under any floor planning agreement relating to the SABEI Inventory (subject to Section 3.2 below).

               2.3 THE ASSUMED LIABILITIES. The Assumed SABI Liabilities and the Assumed SABEI Liabilities are collectively referred to in this Agreement as the "Assumed Liabilities".

               2.4 EXCLUDED LIABILITIES. Notwithstanding anything to the contrary contained in Sections 2.1 or 2.2 above, the Buyer shall not assume, or become in any way liable for, the payment or performance of any debts, liabilities or obligations (absolute or contingent) of either of the Sellers (a) arising out of or relating to any operations of either of the Sellers prior to the date hereof, including but not limited to trade accounts payable, customer claims, payroll or employee claims, or obligations under any leases relating to periods prior to the date hereof, (b) relating to any lease obligations of any kind other than for periods from and after the date hereof under the Leases, and the Assumed SABI Liabilities and the Assumed SABEI Liabilities, (c) relating to any federal, state or local income, franchise, sales, use, property, excise, transfer or other taxes payable by or in respect of either of the Sellers, including but not limited to any such taxes which may be assessable against either Seller arising out of, in connection with or as a result of the transactions contemplated by this Agreement and/or the consummation thereof, (d) relating to or arising out of any pending claims, actions, arbitrations and/or other proceedings against either Seller, (e) relating to recapture of any depreciation deduction or investment tax credit of either Seller, or (f) not specifically assumed by the Buyer in Sections 2.1 and 2.2 above.

            3. PURCHASE PRICE.

               3.1 SABI PURCHASE PRICE. The net purchase price for the SABI Assets is $____________ (the "SABI Purchase Price"), representing the amount calculated as (a) $375,000, plus (b) an amount equal to the difference of (i) the fair market value of all Inventory of SABI (valued at its fair market value as determined by Don Cook and Bob Creeger, or two other appraisers reasonably satisfactory to the Buyer and SABI, reasonably prior to the date hereof), minus
(ii) the outstanding obligations owed by SABI under any floor planning agreement for such Inventory; PROVIDED, HOWEVER,

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that to the extent that either the Buyer or SABI have not accepted the appraisers' valuation of any particular vehicles in the Inventory of SABI, then such disputed vehicles have been excluded from the Inventory hereunder and may hereafter be disposed of by SABI at any time and from time to time in such manner as SABI shall deem appropriate. Such SABI Purchase Price is being paid on the date hereof by certified or bank cashier's check, or (at SABI's option) by wire transfer of immediately available funds to SABI's designated account.

               3.2 SABEI PURCHASE PRICE. The net purchase price for the SABEI Assets is $____________ (the "SABEI Purchase Price"), representing the amount calculated as (a) $375,000, plus (b) an amount equal to the difference of (i) the fair market value of all Inventory of SABEI (valued at its fair market value as determined by Don Cook and Bob Creeger, or two other appraisers reasonably satisfactory to the Buyer and SABEI, reasonably prior to the date hereof), minus
(ii) the outstanding obligations owed by SABEI under any floor planning agreement for such Inventory; PROVIDED, HOWEVER, that to the extent that either the Buyer or SABEI have not accepted the appraisers' valuation of any particular vehicles in the Inventory of SABEI, then such disputed vehicles have been excluded from the Inventory hereunder and may hereafter be disposed of by SABEI at any time and from time to time in such manner as SABEI shall deem appropriate. Such SABEI Purchase Price is being paid on the date hereof by certified or bank cashier's check, or (at SABEI's option) by wire transfer of immediately available funds to SABEI's designated account.

               3.3 NET PRICE. The foregoing purchase price for the Assets shall be in addition to the assumption of the Assumed Liabilities set forth in Sections 2.1 and 2.2 above.

               3.4 ALLOCATION OF CONSIDERATION. The purchase price specified in Sections 3.1 and 3.2 above shall be allocated, as among the Assets, in accordance with SCHEDULE 3.4 annexed hereto.

            4. REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE
STOCKHOLDER.

               In connection with the sale of the Assets to the Buyer, (a) SABI and the Stockholder hereby jointly and severally represent and warrant to the Buyer solely with respect to SABI, the SABI Assets and SABI's Business, and (b) SABEI and the Stockholder hereby jointly and severally represent and warrant to the Buyer solely with respect to SABEI, the SABEI Assets and SABEI'S Business, as follows:

               4.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of the Sellers is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with full corporate power and authority to execute and deliver this

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Agreement and to consummate the transactions contemplated hereby, and to own its assets and conduct its business as owned and conducted on the date hereof. Neither of the Sellers is required to be qualified as a foreign corporation under the laws of any jurisdiction.

               4.2 AUTHORIZATION OF AGREEMENT. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by such Seller has been duly and validly authorized by the Board of Directors of such Seller and by the Stockholder (as sole stockholder of such Seller). No further corporate authorization is required on the part of such Seller to consummate the transactions contemplated hereby.

               4.3 VALID AND BINDING AGREEMENT. This Agreement constitutes the legal, valid and binding obligation of such Seller and the Stockholder, enforceable against such Seller and the Stockholder in accordance with its terms, except to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

               4.4 NO BREACH OF STATUTE OR CONTRACT. Except as disclosed in
SCHEDULE 4.4 annexed hereto, neither the execution and delivery of this Agreement by such Seller and the Stockholder, nor compliance with the terms and provisions of this Agreement on the part of such Seller and the Stockholder, will: (a) violate any statute or regulation of any governmental authority, domestic or foreign, affecting such Seller; (b) require the issuance to such Seller of any authorization, license, consent or approval of any federal or state governmental agency or any other person; (c) conflict with or result in a breach of any of the terms, conditions or provisions of such Seller's certificate of incorporation or by-laws or any judgment, order, injunction, decree, agreement or instrument to which such Seller or the Stockholder is a party, or by which such Seller or the Stockholder is bound, or constitute a default thereunder; or (d) require the consent of any third party under any outstanding statute, regulation, judgment, order, injunction, decree, agreement or instrument to which such Seller or the Stockholder is a party or by which such Seller or the Stockholder is bound.

               4.5 SUBSIDIARIES AND INVESTMENTS. Such Seller does not own, directly or indirectly, any stock or other equity securities of any corporation or entity, or have any direct or indirect equity or ownership interest in any person, firm, partnership, corporation, venture or business other than the Business conducted by such Seller.

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               4.6 FINANCIAL INFORMATION. Annexed hereto as SCHEDULE 4.6 are the unaudited financial statements (including balance sheet, income statement and statement of cash flows) for each Seller as of December 31, 1993, December 31, 1994 and December 31, 1995 and for each of the years then ended, and as of June 30, 1996 and for the six (6) months then ended (collectively, the "Financial Statements"), all of which fairly reflect, in all material respects, the financial condition and results of operations of the subject Seller as of the dates thereof and for the periods then ended; and, without limitation of the foregoing, neither of the Sellers has any material liabilities, fixed or contingent, known or unknown, except to the extent reflected in the most recent of such Financial Statements or thereafter incurred in the normal course of such Seller's business.

               4.7 NO MATERIAL CHANGES. Since the date of the most recent of the Financial Statements, (a) the business of such Seller has been operated solely in the normal course, (b) there has been no material adverse change in the financial condition, operations or business of such Seller from that reflected in such Financial Statements, (c) such Seller has not incurred any material obligation or liability except in the normal course of business, (d) such Seller has not effected or suffered any material change in its collection practices, or with respect to the timing and manner of payment of accounts payable, and (e) there has not been any (i) sale, assignment or transfer by such Seller of any assets or other part of its business, excluding the sale or disposition of inventory, and the sale of loans, in each instance in the ordinary course of business, (ii) acquisitions or commitments to acquire (whether by purchase, lease or otherwise) any capital assets by the Sellers (collectively) wherein the aggregate payments will exceed $10,000, (iii) increase or commitment to increase the compensation or benefits of any employees, (iv) implementation or institution of any bonus, benefit, profit-sharing, pension, retirement or other plan or similar arrangement which was not in existence on June 30, 1996, or (v) new employment agreement, or modification of any existing employment agreement, by such Seller.

               4.8 TAX MATTERS.

                  (a) Such Seller has, to the date hereof, timely filed all tax reports and tax returns required to be filed by such Seller, and such Seller has paid all taxes, assessments and other impositions as and to the extent required by applicable law. All federal, state and local income, franchise, sales, use, property, excise and other taxes (including interest and penalties and including estimated tax installments where required to be filed and paid) due from or with respect to such Seller as of the date hereof have been fully paid, and all taxes and other assessments and levies which such Seller is required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities to the extent due and

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payable. There are no outstanding or pending claims, deficiencies or assessments for taxes, interest or penalties with respect to any taxable period of such Seller.

                  (b) Except as disclosed in SCHEDULE 4.8 annexed hereto, there are no audits pending with respect to any federal, state or local tax reports or tax returns of such Seller, and no waiver of statutes of limitations have been given or requested with respect to any tax years or tax filings of such Seller.

               4.9 TITLE AND CONDITION OF THE ASSETS. SABI has and owns good and marketable title to all of the SABI Assets, and SABEI has and owns good and marketable title to all of the SABEI Assets, in each case free and clear of all liens, pledges, claims, security interests and encumbrances of every kind and nature. All of the Fixed Assets are in good operating condition and repair (reasonable wear and tear excepted), are adequate for their use in the Business as presently conducted, and are sufficient for the continued conduct of such Business.

               4.10 RECEIVABLES. All notes receivable and accounts receivable included in the Assets (whether reflected in the Financial Statements or thereafter created or acquired by such Seller prior to the date hereof), (a) have arisen in the normal course of such Seller's business, (b) are not subject to any counterclaims, set-offs, allowances or discounts of any kind, and (c) have been, are and will be valid and generally collectible in the ordinary course of the Business; and neither such Seller nor the Stockholder has any knowledge of any material or unusual risk of non-payment of any of such receivables.

               4.11 INVENTORY. All of the Inventory (whether reflected in the Financial Statements or thereafter acquired by the subject Seller prior to the date hereof) is of a quality, age and quantity consistent with the historical practices of the subject Seller, and is valued on such Seller's books at cost.

               4.12 LEGAL COMPLIANCE. Such Seller is, and for the past three (3) years has been, in compliance in all material respects with all laws, statutes, regulations, rules and ordinances applicable to the conduct of its business (including, without limitation, all applicable environmental laws, statutes, regulations, rules and ordinances), and has in full force and effect all licenses, permits and other authorizations required for the conduct of its business as presently constituted; and such Seller is not in default or violation in respect of or under any of the foregoing, and neither such Seller nor the Stockholder is aware of any past or present condition or circumstance in such Seller's business (including, without limitation, with respect to any real property now or previously occupied by such Seller) which could give rise to any material liability under any such law, statute, regulation, rule or ordinance.

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               4.13 REAL PROPERTY. Such Seller does not own any real estate or any interest therein, except to the extent of such Seller's interests as lessee or sublessee under those leases or subleases annexed hereto as SCHEDULE 4.13 (collectively, the "Leases"). Such Seller (and, to the best of such Seller's and the Stockholder's knowledge, the landlords thereunder) is presently in compliance with all of its obligations under the Leases, and the premises leased thereunder are in good condition (reasonable wear and tear excepted), and are adequate for the operation of the Business as presently conducted. No consent of any landlord under any of the Leases which has not previously been obtained is required in order to effect the assignment of the Leases to the Buyer pursuant to this Agreement.

               4.14 INSURANCE. Such Seller maintains, has in full force and effect, and has paid all premiums in respect of insurance covering its business and assets against such hazards and in such amounts as are normal and customary for businesses of similar size, scope and nature.

               4.15 EMPLOYEES. Except as disclosed in SCHEDULE 4.15 annexed hereto, such Seller is not a party to or bound by any collective bargaining agreement, employment agreement, consulting agreement or other commitment for the employment or retention of any person, and no union is now certified or has claimed the right to be certified as a collective bargaining agent to represent any employees of such Seller. Such Seller has not had any material labor difficulty in the past two (2) years, and neither such Seller nor the Stockholder has received notice of any unfair labor practice charges against such Seller or any actual or alleged violation by such Seller of any law, regulation, or order affecting the collective bargaining rights of employees, equal opportunity in employment, or employee health, safety, welfare, or wages and hours.

               4.16 EMPLOYEE BENEFITS. Such Seller does not maintain and is not required to make any contributions to any pension, profit-sharing, retirement, deferred compensation or other such plan or arrangement for the benefit of any employee, former employee or other person, and such Seller does not have any obligations with respect to deferred compensation or future benefits to any past or present employee. SCHEDULE 4.16 annexed hereto fairly summarizes the employee benefits currently granted by such Seller to its employees, provided that nothing herein contained shall be deemed to obligate the Buyer to assume or continue any such employee benefit or provide any comparable benefit.

               4.17 CONTRACTS AND COMMITMENTS. Other than the Leases and those contracts and commitments listed on SCHEDULE 4.17 annexed hereto, there is no contract, agreement, commitment or understanding which is material to the ongoing operation of the Business.

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               4.18 LITIGATION. There is no pending or, to the best knowledge of such Seller and the Stockholder, threatened litigation, arbitration, administrative proceeding or other legal action or proceeding against such Seller or relating to its business.

               4.19 INTELLECTUAL PROPERTY. Such Seller has the valid right to utilize all trade names and other intellectual property utilized in its business, and has not received notice of any claimed infringement of any of such intellectual property with the rights or property of any other person.

               4.20 GOING CONCERN. Neither such Seller nor the Stockholder has any knowledge of any fact, event, circumstance or condition (including but not limited to any announced or anticipated changes in the policies of any material supplier, referral source, client or customer) that would materially impair the ability of the Buyer to continue the Business heretofore conducted by such Seller in substantially the manner heretofore conducted by such Seller (other than general, industry-wide conditions).

               4.21 DISCLOSURE AND DUTY OF INQUIRY. The Buyer is not and will not be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by the Sellers and the Stockholder in this Agreement.

            5. REPRESENTATIONS AND WARRANTIES OF THE BUYER.

               In connection with the Buyer's purchase of the Assets from the Sellers, the Buyer hereby represents and warrants to the Sellers and the Stockholder as follows:

               5.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

               5.2 AUTHORIZATION OF AGREEMENT. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Buyer has been duly and validly authorized by the Board of Directors of the Buyer. No further corporate authorization is required on the part of the Buyer to consummate the transactions contemplated hereby.

               5.3 VALID AND BINDING AGREEMENT. This Agreement constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that

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the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

               5.4 NO BREACH OF STATUTE OR CONTRACT. Neither the execution and delivery of this Agreement by the Buyer, nor compliance with the terms and provisions of this Agreement on the part of the Buyer, will: (a) violate any statute or regulation of any governmental authority, domestic or foreign, affecting the Buyer; (b) require the issuance of any authorization, license, consent or approval of any federal or state governmental agency; (c) conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree, note, indenture, loan agreement or other agreement or instrument to which the Buyer is a party, or by which the Buyer is bound, or constitute a default thereunder; or (d) require the consent of any third party under any outstanding statute, regulation, judgment, order, injunction, decree, agreement or instrument to which the Buyer is a party, or by which the Buyer is bound.

               5.5 DISCLOSURE AND DUTY OF INQUIRY. The Sellers and the Stockholder are not and will not be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by the Buyer in this Agreement.

            6. ADDITIONAL AGREEMENTS.

               6.1 BILLS OF SALE; ASSUMPTION AGREEMENTS. The parties hereby confirm that this Agreement shall be sufficient as a bill of sale in respect of the Assets and as an assumption agreement in respect of the Assumed Liabilities; PROVIDED, HOWEVER, that if, as and when required, or reasonably requested by any party, the parties shall execute and deliver such supplemental agreements, instruments, certificates of title and other documents as may be necessary or appropriate in order to give effect to the transfer of the Assets to the Buyer and the assignment to and assumption by the Buyer of the Assumed Liabilities.

               6.2 CERTIFICATES OF TITLE. Concurrently with the execution and delivery of this Agreement, the Sellers are delivering to the Buyer the properly endorsed certificates of title and/or other evidences of ownership of all vehicles in the Inventory, and any and all vehicles constituting part of the Fixed Assets. The Buyer shall be responsible for effecting the recordation of such certificates and the reissuance (as required) of new certificates of title for such vehicles in the name of the Buyer; and the Sellers shall be responsible for the payment of any applicable transfer taxes in connection therewith.

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               6.3 AUDIT OF FINANCIAL STATEMENTS. Each of the Sellers shall, from time to time as and when requested by the Buyer from and after the date hereof, (a) permit the Buyer and its accountants to have access to all books and records of the Sellers for the purpose of performing an audit of the Sellers and/or the Financial Statements sufficient to enable such accountants to render their unqualified opinion on the financial statements of the Business for all periods from and after January 1, 1993 in accordance with Regulation S-X promulgated under the Securities Act of 1933, as amended, and (b) permit the Buyer and its accountants to obtain copies of all work papers utilized or prepared by the Sellers' accountants in connection with their review of the Financial Statements, and to consult with the Sellers' accountants as and to the extent necessary or appropriate in connection with the preparation of the audited financial statements contemplated by this Section 6.3.

               6.4 YOUR CAR STORE, INC. Concurrently with the execution and delivery of this Agreement, the Buyer is assuming the lease for the business premises of Your Car Store, Inc. (an affiliate of the Sellers), pursuant to a separate assignment and assumption agreement of even date herewith; and the Buyer is paying to the Stockholder the sum of $_________________, representing his documented expenses incurred with the start-up of the proposed Your Car Store, Inc. dealership.

               6.5 EMPLOYMENT AGREEMENT. Concurrently with the execution and delivery of this Agreement, the Buyer and the Stockholder are entering into an employment agreement of even date herewith, pursuant to which the Stockholder shall be employed by the Buyer from and after the date hereof, subject to and in accordance with the terms and conditions of such employment agreement.

            7. [INTENTIONALLY OMITTED].

            8. INDEMNIFICATION.

               8.1 GENERAL.

                  (a) Without prejudice to any rights of contribution as among each Seller and the Stockholder, (i) SABI and the Stockholder shall jointly and severally defend, indemnify and hold harmless the Buyer from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that the Buyer may incur, sustain or suffer ("SABI Losses") as a result of (A) any breach of, or failure by SABI or the Stockholder to perform, any of the representations, warranties, covenants or agreements of SABI or the Stockholder contained in this Agreement or in any Schedule(s) furnished by or on behalf of SABI or the Stockholder under this Agreement, or (B)

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any failure by SABI to pay or perform when due any of its retained liabilities, and (ii) SABEI and the Stockholder shall jointly and severally defend, indemnify and hold harmless the Buyer from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that the Buyer may incur, sustain or suffer ("SABEI Losses") as a result of (A) any breach of, or failure by SABEI or the Stockholder to perform, any of the representations, warranties, covenants or agreements of SABEI or the Stockholder contained in this Agreement or in any Schedule(s) furnished by or on behalf of SABEI or the Stockholder under this Agreement, or (B) any failure by SABEI to pay or perform when due any of its retained liabilities. The SABI Losses and the SABEI Losses are collectively referred to in this Agreement as "Losses".

                  (b) The Buyer shall defend, indemnify and hold harmless the Sellers and the Stockholder from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that the Sellers or the Stockholder may incur, sustain or suffer as a result of (i) any breach of, or failure by the Buyer to perform, any of the representations, warranties, covenants or agreements of the Buyer contained in this Agreement, or
(ii) any failure by the Buyer to pay or perform when due any of the Assumed Liabilities.

               8.2 LIMITATIONS ON CERTAIN INDEMNITY.

                  (a) Notwithstanding any other provision of this Agreement to the contrary, (i) neither SABI nor the Stockholder shall be liable to the Buyer with respect to SABI Losses unless and until the aggregate amount of all SABI Losses incurred by the Buyer shall exceed the sum of $5,000 (the "SABI Basket"), and (ii) SABI and the Stockholder shall thereafter be jointly and severally liable for all SABI Losses in excess of the SABI Basket, provided that SABI's and the Stockholder's maximum aggregate liability in respect of all SABI Losses shall not, in the absence of proven fraud by SABI or the Stockholder in respect of any particular SABI Losses, in any event exceed the limitations set forth in
Section 8.2(c)(i) below; PROVIDED, HOWEVER, that the SABI Basket and such limitation on liability shall not be available with respect to, and there shall not be counted against the SABI Basket or such limitation of liability, any SABI Losses arising by reason of (A) any failure by SABI to pay or perform when due any of its retained liabilities, or (B) any SABI Losses involving proven fraud by SABI or any of its Stockholders.

                  (b) Notwithstanding any other provision of this Agreement to the contrary, (i) neither SABEI nor the Stockholder shall be liable to the Buyer with respect to SABEI Losses unless and until the aggregate amount of all SABEI Losses incurred by the

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Buyer shall exceed the sum of $5,000 (the "SABEI Basket"), and (ii) SABEI and
the Stockholder shall thereafter be jointly and severally liable for all SABEI Losses in excess of the SABEI Basket, provided that SABEI's and the Stockholder's maximum aggregate liability in respect of all SABEI Losses shall not, in the absence of proven fraud by SABEI or the Stockholder in respect of any particular SABEI Losses, in any event exceed the limitations set forth in
Section 8.2(c)(ii) below; PROVIDED, HOWEVER, that the SABEI Basket and such limitation on liability shall not be available with respect to, and there shall not be counted against the SABEI Basket or such limitation of liability, any SABEI Losses arising by reason of (A) any failure by SABEI to pay or perform when due any of its retained liabilities, or (B) any SABEI Losses involving proven fraud by SABEI or the Stockholder.

                  (c) Except with respect to any Losses involving proven fraud by the subject Seller or the Stockholder, or any failure by any Seller to pay or perform when due any of its retained liabilities, (i) SABI and the Stockholder shall not be required to pay indemnification hereunder in an aggregate amount in excess of the SABI Purchase Price, and (ii) SABEI and the Stockholder shall not be required to pay indemnification hereunder in an aggregate amount in excess of the SABEI Purchase Price.

                  (d) The Buyer shall be entitled to indemnification by the Sellers and the Stockholder for Losses only in respect of claims for which notice of claim shall have been given to the subject Seller or the Stockholder on or before December 31, 1997.

               8.3 CLAIMS FOR INDEMNITY. Whenever a claim shall arise for which any party shall be entitled to indemnification hereunder, the indemnified party shall notify the indemnifying party or parties in writing within thirty (30) days of the indemnified party's first receipt of notice of, or the indemnified party's obtaining actual knowledge of, such claim, and in any event within such shorter period as may be necessary for the indemnifying party or parties to take appropriate action to resist such claim. Such notice shall specify all facts known to the indemnified party giving rise to such indemnity rights and shall estimate (to the extent reasonably possible) the amount of potential liability arising therefrom. If an indemnifying party shall be duly notified of such dispute, the parties shall attempt to settle and compromise the same or may agree to submit the same to arbitration or, if unable or unwilling to do any of the foregoing, such dispute shall be settled by appropriate litigation, and any rights of indemnification established by reason of such settlement, compromise, arbitration or litigation shall promptly thereafter be paid and satisfied by those indemnifying parties obligated to make indemnification hereunder.

               8.4 RIGHT TO DEFEND. If the facts giving rise to any claim for indemnification shall involve any actual or threatened

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action or demand by any third party against the indemnified party or any of its affiliates, the indemnifying party or parties shall be entitled (without prejudice to the indemnified party's right to participate at its own expense through counsel of its own choosing), at their expense and through a single counsel of their own choosing, to defend or prosecute such claim in the name of the indemnifying party or parties, or any of them, or if necessary, in the name of the indemnified party. In any event, the indemnified party shall give the indemnifying party advance written notice of any proposed compromise or settlement of any such claim. If the remedy sought in any such action or demand is solely money damages, the indemnifying party shall have fifteen (15) days after receipt of such notice of settlement to object to the proposed compromise or settlement, and if it does so object, the indemnifying party shall be required to undertake, conduct and control, though counsel of its own choosing and at its sole expense, the settlement or defense thereof, and the indemnified party shall cooperate with the indemnifying party in connection therewith.

            9. POST-CLOSING EVENTS.

               9.1 ANNOUNCEMENTS. No party hereto shall make any disclosure or public announcement of the consummation of the transactions pursuant to this Agreement, or of any of the terms thereof, without the prior review and approval thereof by the Buyer (in the case of any proposed disclosure or public announcement by either Seller or the Stockholder) or the Stockholder (in the case of any proposed disclosure or public announcement by the Buyer), such approval not to be unreasonably withheld or delayed.

               9.2 FURTHER ASSURANCES. From time to time from and after the date hereof, the parties will execute and deliver to one another any and all further agreements, instruments, certificates and other documents as may reasonably be requested by any other party in order more fully to consummate the transactions contemplated hereby, and to effect an orderly transition of the Business being acquired by the Buyer hereunder. Without limitation of the foregoing, each Seller shall cooperate with the Buyer in order to cause the local telephone company to transfer to the Buyer's name and account all telephone numbers and fax numbers currently held by the Sellers (provided that the Buyer acknowledges that the transfer of such telephone numbers and fax numbers is in the discretion of the local telephone companies).

            10. COSTS.

               10.1 FINDER'S OR BROKER'S FEES. Each of the Buyer, the Sellers and the Stockholder represents and warrants that neither they nor any of their respective affiliates have dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement, and no broker or other person is entitled to any commission or finder's fee in connection with any

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of these transactions, except that the Buyer agrees to be solely responsible for any compensation payable to Greyhouse Services Corporation in connection with the transactions contemplated by this Agreement.

               10.2 EXPENSES. The Buyer, the Sellers and the Stockholder shall each pay all costs and expenses incurred or to be incurred by them, respectively, in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

            11. FORM OF AGREEMENT.

               11.1 EFFECT OF HEADINGS. The Section headings used in this Agreement and the titles of the Schedules hereto are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof or of the information set forth in such Schedules.

               11.2 ENTIRE AGREEMENT; WAIVERS. This Agreement and the other agreements and instruments referred to herein constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior agreements or understandings as to such subject matter. No party hereto has made any representation or warranty or given any covenant to the other except as set forth in this Agreement, the Schedules hereto, and the other agreements and instruments referred to herein. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

               11.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            12. PARTIES.

               12.1 PARTIES IN INTEREST. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

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

               12.2 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day after the date sent by recognized overnight courier service, properly addressed and with all charges prepaid or billed to the account of the sender, or (c) on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

                    (i)   If to SABI and/or the Stockholder:

                          c/o Suncoast Auto and Brokers, Inc.
                          8101 66th Street North
                          Pinellas Park, Florida 34665

                    (ii)  If to SABEI and/or the Stockholder:

                          c/o Suncoast Auto Brokers Enterprise, Inc.
                          3445 34th Street North
                          St. Petersburg, Florida 33713

                    (iii) If to the Buyer:

                          c/o Smart Choice Holdings, Inc.
                          625 Main Street, Suite 25
                          Windermere, Florida 34786
                          Attn: Tom Conlan

or to such other address as any party shall have specified by notice in writing given to the other party.

            13. MISCELLANEOUS.

               13.1 AMENDMENTS AND MODIFICATIONS. No amendment or modification of this Agreement or any Schedule hereto shall be valid unless made in writing and signed by the party to be charged therewith.

               13.2 NON-ASSIGNABILITY; BINDING EFFECT. Neither this Agreement, nor any of the rights or obligations of the parties hereunder, shall be assignable by any party hereto without the prior written consent of all other parties hereto. Otherwise, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

               13.3 GOVERNING LAW; JURISDICTION. This Agreement shall be construed and interpreted and the rights granted herein governed in accordance with the laws of the State of Florida applicable to

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contracts made and to be performed wholly within such State. Except as otherwise provided in Section 8.3 above, any claim, dispute or controversy arising under or in connection with this Agreement or any actual or alleged breach hereof shall be settled exclusively by arbitration to be held before a single arbitrator in Orlando, Florida, or in any other locale or venue as legal jurisdiction may otherwise be had over the party against whom the proceeding is commenced, in accordance with the commercial arbitration rules of the American Arbitration Association then obtaining. As part of his or her award, the arbitrator shall make a fair allocation of the fee of the American Arbitration Association, the cost of any transcript, and the parties' reasonable attorneys' fees, taking into account the merits and good faith of the parties' claims and defenses. Judgment may be entered on the award so rendered in any court having jurisdiction. Any process or other papers hereunder may be served by registered or certified mail, return receipt requested, or by personal service, provided that a reasonable time for appearance or response is allowed.

         IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first set forth above.

                                       FIRST CHOICE AUTO FINANCE, INC.

                                  By:_________________________________

                                  SUNCOAST AUTO AND BROKERS, INC.

                                  By:_________________________________

                                  SUNCOAST AUTO BROKERS ENTERPRISE, INC.

                                  By:_________________________________


                                   ___________________________________
                                           GARY SMITH

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
         The undersigned, SMART CHOICE HOLDINGS, INC., being the corporate parent of First Choice Auto Finance, Inc. (the Buyer under the foregoing Agreement), hereby guarantees the payment and performance by the Buyer of all of the Buyer's obligations under this Agreement.

                                     SMART CHOICE HOLDINGS, INC.

                                     By: _________________________________

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